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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864,
No. 333-1620, No. 333-34693, No. 333-34695, No. 333-46887 and No. 333-75361) of
Total Renal Care Holdings, Inc. of our report dated March 29, 1999, except for
Note 1A which is as of January 18, 2000 relating to the financial statements, which appears in this Annual Report on Form 10-K/A (Amendment No. 2). We also consent to the incorporation by reference of our report dated March 29, 1999 except for Note 1A which is as of January 18, 2000 relating to the Financial Statement Schedule, which appears in this Form 10-K/A (Amendment No. 2).

PricewaterhouseCoopers LLP

Seattle, Washington

January 18, 2000